UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 25, 2010, Royal Gold, Inc. (the “Company” or “Royal Gold”) announced the closing of a transaction in which it purchased a production interest in the gold produced from the sulfide portion of the Andacollo copper and gold project in Chile (the “Teck Transaction”) from a subsidiary of Teck Resources Limited (“Teck”) known as Compañía Minera Teck Carmen de Andacollo (f/k/a Compañía Minera Carmen de Andacollo) (“CdA”) pursuant to an Amended and Restated Master Agreement between Royal Gold and CdA dated January 12, 2010 (the “Master Agreement”), which amends and restates the Master Agreement entered into by Royal Gold and CdA dated April 3, 2009.  Teck owns 90% of CdA while the remaining 10% is held by Empresa Nacional de Mineria, a Chilean state-owned entity dedicated to the promotion and development of small and medium-sized mining in Chile.  Total consideration for the Teck Transaction was approximately $217.9 million in cash and 1,204,136 shares of Royal Gold common stock.  As a result of the closing of the Teck Transaction, CdA now owns approximately 3.0% of the Royal Gold’s issued and outstanding common stock.

Pursuant to a Royalty Agreement (the “Royalty Agreement”) between Royal Gold and CdA entered into in connection with the Master Agreement, Royal Gold is entitled to receive 75% of the gold produced from the sulfide portion of the Andacollo project until 910,000 payable troy ounces of gold have been sold and 50% of the gold produced in excess of 910,000 payable troy ounces (the “Andacollo Production Interest”).  Payments from the Andacollo Production Interest will be made to Royal Gold in cash, although Royal Gold has the right to take physical delivery of gold in certain circumstances.  The Andacollo Production Interest will not cover copper production.  The Royalty Agreement contains certain provisions that limit the concentrate marketing terms applicable to the Company, including a 90.6% minimum payable gold factor and a maximum gold refining charge against the production interest payment to Royal Gold of $6 per ounce of gold.  The foregoing descriptions of the Master Agreement and the Royalty Agreement are qualified in their entirety by the full Master Agreement, along with the Form of Royalty Agreement attached thereto as Exhibit C, which has been filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 15, 2010.  The press release relating to the closing of the Teck Transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: January 26, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2010